BYLAWS OF AXON ENTERPRISE, INC.,

a Delaware corporation

Adopted January 6, 2001

Amended April 10, 2001

Amended January 17, 2016

Amended April 5, 2017

Amended December 14, 2018

Amended June 12, 2020

Amended January 25, 2022

Amended August 5, 2022

Bylaws - Axon Enterprise, Inc.

AMENDMENTS

Section Number/file	Date Approved
2.03-a. Business to be Transacted	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
2.04. Special Meetings	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
3.03. Classes and Terms	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
3.04. Vacancies	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
3.10. Resignation and Removal	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
Article X: Amendments	April 10, 2001 (by Directors) April 20, 2001 (by Stockholders)
2.12. Action in Writing	January 17, 2016 (by Directors)
1.01. Registered Office; corporate name change	April 5, 2017 (by Directors)
2.08. Quorum; Adjournment 2.09. Vote Required	December 14, 2018 (by Directors)
2.03-a. Business to be Transacted 3.03 Classes and Terms 3.04 Vacancies 3.10 Resignation and Removal Article X Amendments 12.01 Loans, Guarantees, and Suretyship	June 12, 2020 (by Directors)
2.04 Special Meetings 2.09 Vote Required 3.02 Number and Qualification	January 25, 2022
2.03-c Election of Directors 3.03 Classes and Terms 3.04 Vacancies 3.10 Resignation and Removal	August 5, 2022

Bylaws - Axon Enterprise, Inc.

Bylaws - Axon Enterprise, Inc.

Bylaws - Axon Enterprise, Inc.

Bylaws - Axon Enterprise, Inc.

BYLAWS OF AXON ENTERPRISE, INC.

ARTICLE I: OFFICES

Section 1.01 Registered Office.

The registered office of Axon Enterprise, Inc. (the “Corporation”) in the State of Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Delaware changing the registered office.

Section 1.02. Other Offices.

The Corporation may also have offices and places of business at such other places of business both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II: MEETINGS OF STOCKHOLDERS

Section 2.01. Place of Meetings.

All meetings of the stockholders of the Corporation shall be held at its registered office or at such other place within or without the State of Delaware as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the principal executive offices of the Corporation in the State of Arizona.

Section 2.02. Time of Meetings.

The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, all meetings of the stockholders shall be held at 1:00 p.m., Mountain Time.

Section 2.03. Annual Meetings.

Section 2.03-a. Business to be Transacted. Except as otherwise required by law or regulation, no business proposed by a stockholder to be considered at an annual meeting of the stockholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the stockholders at that meeting unless, no later than sixty (60) days before the annual meeting of stockholders or (if later) ten (10) days after the first public notice of that meeting is sent to stockholders, the Corporation receives from the stockholder proposing that business a written notice that sets forth: (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (2) with respect to each such stockholder, that stockholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that stockholder; (3) any interest of the stockholder in the proposed business; (4) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is other required, pursuant to Regulation 14A under the Securities

Bylaws - Axon Enterprise, Inc.

Exchange Act of 1934, as amended, or any provision of law subsequently replacing Regulation 14A, together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that stockholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of not less than a majority of the voting power of the then outstanding shares of capital stock entitled to vote thereon (the "Voting Stock"), voting together as a single class, shall be required to amend or repeal, or to adopt a provision inconsistent with, this Section 2.03-a.

Section 2.03-b. Date and Time. Annual meetings of stockholders shall be held at such date and time as shall be designated by the Board of Directors and stated in the notice of the meeting.

Section 2.03-c. Election of Directors. At each annual meeting of stockholders, the stockholders, voting as provided in the Certificate of Incorporation or in these Bylaws, shall elect directors to succeed directors whose terms are expiring, each such director to hold office until the annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 2.04. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may only be called and proposed by: (i) the Chairman of the Board; (ii)the Chief Executive Officer; (iii) the holder(s) of 25% or more of the voting power of the Voting Stock; or (iv) the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 2.05. Purpose of Special Meeting.

Business transacted at any special meeting of the stockholders shall be limited to the matters stated in the notice of such meeting, or other matters necessarily incidental therefore.

Section 2.06. Notice of Meetings.

Notice of stockholder meetings shall be in writing. Such notice shall state the place, date and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting pursuant to Section 2.13 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each stockholder at his or her address as it appears upon the records of the Corporation, and upon such mailing of any such notice, the service thereof shall be complete, and the time of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

Bylaws - Axon Enterprise, Inc.

Section 2.07. Waiver of Notice.

Notice of any meeting of the stockholders may be waived before, at, or after such meeting in a writing signed by the stockholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting.

Section 2.08. Quorum; Adjournment.

The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of all business at meetings of the stockholders, except as may be otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the stockholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders originally present in person or by proxy to leave less than a quorum.

Section 2.09. Vote Required.

When a quorum is present or represented at any meeting of stockholders, any matter before any such meeting (other than an election of a director or directors) shall be decided by a majority of the votes properly cast for and against such matter, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. Except as otherwise required by statute or by the Certificate of Incorporation, each person nominated to be elected as a director shall be elected by a majority of the votes properly cast “for” and “against” such nominee’s election; provided, however, that in a Contested Election, each person nominated to be elected as a director shall be elected by a plurality of the votes properly cast.  If an incumbent director receives less than a majority of the votes cast with respect to such director’s election in an Uncontested Election, such director shall promptly tender his or her resignation to the Nominating and Corporate Governance Committee.  No later than 90 days following the receipt of any such tendered resignation, (A) the Board of Directors shall, taking into account any recommendation by the Nominating and Corporate Governance Committee, take formal action with respect thereto (which action may include accepting or rejecting such tendered resignation, or taking other action considered appropriate) and (B) the Corporation shall publicly disclose the Board of Directors’ decision and, in the event that the Board of Directors does not accept such tendered resignation, the rationale for such decision. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. The Nominating and Corporate Governance Committee, in making any recommendation under this Section 2.09, and the Board of Directors, in making any decision under this Section 2.09, may consider any factors or other information they consider appropriate or relevant. If the Board of Directors accepts a tendered resignation pursuant to this Section 2.09, then the Board of Directors may fill the resulting vacancy or the Board of Directors may decrease the size of the Board of Directors, in each case, pursuant to Article 5 of the Certificate of Incorporation.

“Contested Election” shall mean any election for directors in which the number of nominees for director exceeds the number of board seats open for election.  “Uncontested Election” shall mean any election for directors other than a Contested Election.

Bylaws - Axon Enterprise, Inc.

Section 2.10. Voting Rights.

Except as may be otherwise required by statute or the Certificate of Incorporation or these Bylaws, every stockholder of record of the Corporation shall be entitled at each meeting of the stockholders to one vote for each share of stock standing in his or her name on the books of the Corporation.

Section 2.11. Proxies.

At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing, signed by the stockholder, and filed with the Secretary at or before the meeting. In addition, a stockholder may cast or authorize the casting of a vote by a proxy by transmitting to the Corporation or the Corporation's duly authorized agent before the meeting, an appointment of a proxy by means of a telegram, cablegram, or any other form of electronic transmission, including telephonic transmission, whether or not accompanied by written instructions of the stockholder. The electronic transmission must set forth or be submitted with information from which it can be determined that the appointment was authorized by the stockholder. If it is determined that a telegram, cablegram, or other electronic transmission is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination.

An appointment of a proxy or proxies for shares held jointly by two or more stockholders is valid if signed by any one of them, unless and until the Corporation receives from any one of those stockholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless the instrument shall otherwise provide. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Corporation. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable proxy.

Section 2.12. Action in Writing.

All actions required or permitted to be taken by the holders of common stock of the Corporation may be effected by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware; provided that no such action may be effected except in accordance with the provisions of this Section 2.12 and applicable law.

(a)	Request for Record Date. The record date for determining such stockholders entitled to consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 2.12. Any holder of common stock of the Corporation seeking to have such stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of this Corporation, delivered to this Corporation and signed by holders of record at the time such notice is delivered holding shares representing in the aggregate at least twenty percent (20%) of the outstanding shares of common stock of the Corporation request that a record date be fixed for such purpose. The written notice must contain the information set forth in paragraph (b) of this Section 2.12. Following delivery of the notice, the Board of Directors shall, by the later of (i) 20 days after delivery of a valid request to set a record date and (ii) 5 days after delivery of any information required by the Corporation to

Bylaws - Axon Enterprise, Inc.

determine the validity of the request for a record date or to determine whether the action to which the request relates may be effected by written consent under paragraph (c) of this Section 2.12, determine the validity of the request and whether the request relates to an action that may be taken by written consent and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If a notice complying with the second and third sentences of this paragraph (a) has been duly delivered to the Secretary of the Corporation but no record date has been fixed by the Board of Directors by the date required by the preceding sentence, the record date shall be the first date on which a signed written consent relating to the action taken or proposed to be taken by written consent is delivered to this Corporation in the matter described in paragraph (f) of this Section 2.12; provided that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(b)	Notice Requirements. Any notice required by paragraph (a) of this Section 2.12 must be delivered by the holders of record of at least twenty percent (20%) of the outstanding shares of common stock of the Corporation (with evidence of ownership attached to the notice), must describe the action proposed to be taken by written consent of stockholders and must contain (i) such information and representations, to the extent applicable, then required by this Corporation’s Bylaws as though such stockholder was intending to make a nomination of persons for election to the Board of Directors or to bring any other matter before a meeting of stockholders, as applicable, and (ii) the text of the proposed action to be taken (including the text of any resolutions to be adopted by written consent of stockholders and the language of any proposed amendment to the Bylaws of this Corporation). This Corporation may require the stockholder(s) submitting such notice to furnish such other information as may be requested by this Corporation to determine whether the request relates to an action that may be effected by written consent under paragraph (c) of this Section 2.12. In connection with an action or actions proposed to be taken by written consent in accordance with this Section 2.12, the stockholders seeking such action or actions shall further update and supplement the information previously provided to this Corporation in connection therewith, if necessary, as required by Article II of this Corporation’s Bylaws.

(c)	Actions Which May Be Taken by Written Consent. Stockholders are not entitled to act by written consent if (i) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (ii) the request for a record date for such action is delivered to the Corporation during the period commencing 90 days prior to the first anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting and ending on the earlier of (x) the date of the next annual meeting and (y) 30 calendar days after the first anniversary of the date of the immediately preceding annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election or removal of directors, was presented at a meeting of stockholders held not more than 12 months before the request for a record date for such action is delivered to the Corporation, (iv) a Similar Item consisting of the election or removal of directors was presented at a meeting of stockholders held not more than 90 days before the request for a record date was delivered to the Corporation (and, for purposes of this clause, the election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (v) a Similar Item is included in the Corporation’s notice as an item of business to be brought before a stockholders meeting that has been called by the time the request for a record date is delivered to the Corporation but not yet held, (vi) such record date request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934 or other applicable law, or (vii) sufficient written consents are not dated and delivered to the Corporation prior to the first

Bylaws - Axon Enterprise, Inc.

anniversary of the date of the notice of annual meeting for the immediately preceding annual meeting.

(d)	Manner of Consent Solicitation. Holders of common stock of the Corporation may take action by written consent only if consents are solicited by the stockholder or group of stockholders seeking to take action by written consent of stockholders from all holders of capital stock of this Corporation entitled to vote on the matter and in accordance with applicable law.

(e)	Date of Consent. Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (f) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by paragraph (f) of this Section 2.12, consents signed by a sufficient number of stockholders to take such action are so delivered to this Corporation.

(f)	Delivery of Consents. No Consents may be dated or delivered to this Corporation or its registered office in the State of Delaware until 60 days after the delivery of a valid request to set a record date. Consents must be delivered to this Corporation by delivery to its registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. In the event of the delivery to this Corporation of Consents, the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be taken by written consent as the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, deems necessary or appropriate, including, without limitation, whether the stockholders of a number of shares having the requisite voting power to authorize or take the action specified in Consents have given consent; provided, however, that if the action to which the Consents relate is the election or removal of one or more members of the Board of Directors, the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, shall promptly designate two persons, who shall not be members of the Board of Directors, to serve as inspectors (“Inspectors”) with respect to such Consent, and such Inspectors shall discharge the functions of the Secretary of this Corporation, or such other officer of this Corporation as the Board of Directors may designate, as the case may be, under this Section 2.12. If after such investigation the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, shall determine that the action purported to have been taken is duly authorized by the Consents, that fact shall be certified on the records of this Corporation kept for the purpose of recording the proceedings of meetings of stockholders and the Consents shall be filed in such records. In conducting the investigation required by this section, the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, may, at the expense of this Corporation, retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate and, to the fullest extent permitted by law, shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

Bylaws - Axon Enterprise, Inc.

(g)	Effectiveness of Consent. Notwithstanding anything in these Bylaws to the contrary, no action may be taken by written consent of the holders of common stock of the Corporation except in accordance with this Section 2.12.

If the Board of Directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this Section 2.12, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 2.12, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate, or the Inspectors, as applicable, certify to this Corporation that the Consents delivered to this Corporation in accordance with paragraph (f) of this Section 2.12, represent at least the minimum number of votes that would be necessary to take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this Corporation’s Certificate of Incorporation and Bylaws.

(h)	Challenge to Validity of Consent. Nothing contained in this Section 2.12 shall in any way be construed to suggest or imply that the Board of Directors of this Corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the Secretary of this Corporation, such other officer of this Corporation as the Board of Directors may designate or the Inspectors, as the case may be, or to prosecute or defend any litigation with respect thereto.

(i)	Board-solicited Stockholder Action by Written Consent. Notwithstanding anything to the contrary set forth above, (x) none of the foregoing provisions of this Section 2.12 shall apply to any solicitation of stockholder action by written consent by or at the direction of the Board of Directors and (y) the Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

Section 2.13. Closing of Books; Record Date.

The Board of Directors may fix, or authorize an officer to fix, a date, not more than sixty (60) nor less than ten (10) days preceding the date of any meeting of the stockholders of the Corporation, as a record date for the determination of the stockholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Corporation against the transfer of shares during the whole or any part of such period.

ARTICLE III: DIRECTORS

Section 3.01. General Powers.

The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are by statute or by the Certificate of Incorporation or by these Bylaws permitted, directed or required to be exercised or done by the Board of Directors.

Bylaws - Axon Enterprise, Inc.

Section 3.02. Number and Qualification.

The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three (3), nor greater than eleven (11). No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot. Directors need not be stockholders.

Section 3.03. Classes and Terms.

The directors elected or appointed to the Board of Directors prior to the 2022 annual meeting of stockholders are currently divided into three classes, designated Class A, Class B and Class C. Each class consists, as nearly as may be possible, of an equal number of directors, with the directors of each class serving for a term expiring at the third annual meeting of stockholders after his or her election and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Commencing with the Corporation’s 2022 annual meeting of stockholders, directors shall be elected as follows: (i) each director elected at the 2022 annual meeting of stockholders to succeed those Class A directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of stockholders to be held in 2023 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; (ii) each director elected at the 2023 annual meeting of stockholders to succeed those Class B directors whose term expires at such meeting shall hold office for a term expiring at the annual meeting of stockholders to be held in 2024 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal; and (iii) beginning with the 2024 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the Delaware General Corporation Law and each director elected at an annual meeting of stockholders to succeed those directors whose term expires at such meeting shall hold office for a term expiring at the next annual meeting of stockholders and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.03.

Section 3.04. Vacancies.

Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause, and newly-created directorships resulting from any increase in the authorized number of directors, may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of stockholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the stockholders except as required by law); provided, however, that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors: (a) such directorship shall be for a term of office continuing only until the next election of one or more directors by the stockholders; and (b) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of stockholders. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the

Bylaws - Axon Enterprise, Inc.

Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.04.

Section 3.05. Meetings.

Section 3.05-a. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.05-b. Regular Meetings. As soon as practicable after each regular election of directors, the Board of Directors shall meet at the registered office of the Corporation, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the Corporation and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within and without the State of Delaware as shall from time to time be determined by resolution of the Board of Directors.

Section 3.05-c. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, Chief Executive Officer, or a majority of the then directors, and shall be held at such time and place as shall be designated in the notice thereof.

Section 3.05-d. Notice. Notice of a special meeting shall be given to each Director at least twenty-four (24) hours before the time of the meeting. Said notice shall be in writing and state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any director may, in writing, either before or after the meeting, waive notice thereof. Without notice, any director, by his or her attendance at and participation in the action taken at the meeting, shall be deemed to have waived notice thereof.

Section 3.05-e. Quorum: Voting Requirements: Adjournment. A majority of the Board of Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws.

If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

Section 3.05-f. Organization of Meetings. At all meetings of the Board of Directors, the Chairman of the Board, or in his absence, the Chief Executive Officer, or in his absence, any director appointed by the Chief Executive Officer, shall preside, and the Secretary, or in his absence, any person appointed by the Chairman, shall act as Secretary.

Section 3.05-g. Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation or of any committee thereof may be taken by written consent in lieu of a meeting, if all members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Bylaws - Axon Enterprise, Inc.

Section 3.05-h. Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Directors. Such advance written consent or opposition shall be ineffective unless the writing is delivered to the Chief Executive Officer, Chairman or Secretary of the Corporation prior to the meeting at which such proposal is to be considered. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such substantial similarity to be determined in the sole judgment of the presiding officer at the meeting.

Section 3.06. Committees.

Section 3.06-a. Designation. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section 3.06-b. Limitations on Authority. No committees of the Corporation shall have authority as to any of the following matters:

(a)	Approving or adopting, or recommending to the stockholders any action or matter expressly required by law to be submitted to stockholders for approval; or
(b)	Adopting, amending or repealing any bylaw of the Corporation.

Section 3.06-c. Minutes of Committee Meetings. Committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

Section 3.07. Telephone Conference Meetings.

Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Section 3.07 shall be deemed present in person at such meeting

Section 3.08. Compensation.

Unless otherwise provided by the Board of Directors, directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof. Directors who are not employees of the Corporation shall be paid at least $500 for attendance at each meeting of the Board of Directors, or any committee thereof, unless a different sum is fixed by resolution of the Board of Directors. Directors may also receive other compensation, such as stock options or grants, for their service as directors or committee members as determined by the Board of Directors. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Bylaws - Axon Enterprise, Inc.

Section 3.09. Limitation of Director Liability.

A director shall not be liable to the Corporation or its stockholders for dividends illegally declared, distributions illegally made to stockholders, or any other actions taken in good faith reliance upon financial statements of the Corporation represented to the director to be correct by the Chief Executive Officer of the Corporation or the officer having charge of its books of account or certified by an independent or certified public accountant to fairly reflect the financial condition of the Corporation; nor shall the director be liable if in good faith in determining the amount available for dividends or distributions the Board values the assets in a manner allowable under applicable law.

Section 3.10. Resignation and Removal.

A director may resign at any time by giving written notice to the Secretary or Assistant Secretary. Such resignation shall take effect on the date of the receipt of such notice or at such later date as specified therein. A director may be removed before the expiration date of that director's term of office only by an affirmative vote of the holders of a majority of the voting power of the Voting Stock, voting together as a single class. Notwithstanding any provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, and in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of a majority of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 3.10.

ARTICLE IV: OFFICERS

Section 4.01. Selection: Qualifications.

Section 4.01-a. Election: Qualifications. The Board of Directors at its next meeting after each annual meeting of the stockholders shall choose a Chairman of the Board, a Chief Executive Officer, a Secretary, a Chief Financial Officer, and such other officers or agents as it deems necessary, none of whom need be members of the Board.

Section 4.01-b. Additional Officers. The Board of Directors may choose a President, additional Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.02. Salaries.

The salaries of all officers, and of the Chairman of the Corporation, shall be fixed by the Board of Directors on an annual basis.

Section 4.03. Term of Office.

The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise shall be filled by the Board of Directors.

Bylaws - Axon Enterprise, Inc.

Section 4.04. Chairman of the Board.

The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and of the stockholders and shall perform such other duties as he or she may be directed to perform by the Board of Directors.

Section 4.05. Chief Executive Officer.

The Chief Executive Officer of the Corporation shall have general active management of the business of the Corporation. Unless the Board has elected a Chairman of the Board of Directors, the Chief Executive Officer shall preside at meetings of the stockholders of the Corporation and at meetings of the Board of Directors. The Chief Executive Officer may execute and deliver in the name of the Corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Board to some other officer or agent of the Corporation; may delegate the authority to execute and deliver documents to other officers of the Corporation; shall maintain records of and, whenever necessary, certify any proceedings of the stockholders and the Board; shall perform such other duties as may from time to time be prescribed by the Board; and, in general, shall perform all duties usually incident to the office of the Chief Executive Officer.

Section 4.06. President.

The President of the Corporation shall have general active management of the business of the Corporation in the absence or disability of the Chief Executive Officer. He shall also generally assist the Chief Executive Officer and exercise such other powers and perform such other duties as are delegated to him by the Chief Executive Officer or Chairman, or as the Board of Directors shall prescribe.

Section 4.07. Vice-Presidents.

Unless otherwise determined by the Board of Directors, the Vice Presidents, if any, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall also generally assist the Chief Executive Officer and the President and exercise such other powers and perform such other duties as are delegated to them by the Chief Executive Officer or the President or as the Board of Directors shall prescribe.

Section 4.08. Secretary and Assistant Secretary.

The Secretary or Assistant Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Chairman or the Board of Directors, under whose supervision he shall be.

The Assistant Secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of inability or refusal to act by the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Chairman, or Board of Directors, may, from time to time, prescribe.

Bylaws - Axon Enterprise, Inc.

Section 4.09. Chief Financial Officer.

Section 4.09-a. Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 4.09-b. Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 4.09-c. Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

ARTICLE V. CERTIFICATES FOR SHARES

Section 5.01. Issuance of Shares and Fractional Shares.

The Board of Directors is authorized to issue shares and fractional shares of stock of the Corporation up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law.

Section 5.02. Form of Certificate.

The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may resolve that some or all of any or all classes or series of its stock will be uncertificated shares as provided in Section 5.06. Certificates shall be signed by the Chairman of the Board or the President and by the Secretary or Assistant Secretary of the Corporation, certifying the number of shares of capital stock owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof and the qualifications, limitations, or restrictions of such rights, together with a statement of the authority of the Board of Directors to determine the relative rights and preferences of subsequent classes or series, shall be set forth in full on the face or back of the certificate which the Corporation shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the stock is, or may be, subject to certain rights, preferences, or restrictions and that a statement of the same will be furnished without charge by the Corporation upon request by any stockholder.

Certificates representing the shares of the capital stock of the Corporation shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

Section 5.03. Facsimile Signatures.

Bylaws - Axon Enterprise, Inc.

Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Corporation may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Corporation.

Section 5.04. Lost, Stolen, or Destroyed Certificates.

The Board of Directors may direct a certificate or certificates to be issued in place of a certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 5.05. Transfers of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Corporation, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

Section 5.06. Uncertificated Shares.

Unless prohibited by the Certificate of Incorporation or these Bylaws, some or all of any or all classes and series of the Corporation's shares may be uncertificated shares. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the new stockholder the information required by Section 5.02 to be stated on certificates. If this Corporation becomes a publicly held corporation which adopts, in compliance with Section 17 of the Securities Exchange Act of 1934, a system of issuance, recordation, and transfer of its shares by electronic or other means not involving an issuance of certificates, this information is not required to be sent to new stockholders.

Section 5.07. Closing of Transfer Books: Record Date.

Bylaws - Axon Enterprise, Inc.

The Board of Directors or an officer of the Corporation authorized by the Board may close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders as provided in Section 2.13 hereof or the date for payment of any dividend as provided in Section 6.02 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors or an officer of the Corporation authorized by the Board may fix, in advance, a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to receive payment.

Section 5.08. Registered Stockholders.

The Corporation shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided in the laws of Delaware.

Section 5.09. Stock Options and Agreements.

In addition to any stock options, plans, or agreements into which the Corporation may enter, any stockholder of the Corporation may enter into an agreement giving any other stockholder or stockholders or any third party an option to purchase any of his stock in the Corporation, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that a copy of such agreement shall be filed with the Corporation and reference thereto placed upon the certificates representing said shares of stock.

ARTICLE VI: DIVIDENDS

Section 6.01. Method of Payment.

Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 6.02. Closing of Books: Record Date.

The Board of Directors or an officer of the Corporation authorized by the Board may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the stockholders entitled to receive payment of the dividend and, in such case, only stockholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Corporation after the record date. The Board of Directors or an officer of the Corporation authorized by the Board may close the books of the Corporation against the transfer of shares during the whole or any part of such period. If the Board of Directors or an officer of the Corporation authorized by the Board fails to fix such a record date, the record date shall be the thirtieth (30th) day preceding the date of such payment.

Section 6.03. Reserves.

Bylaws - Axon Enterprise, Inc.

Before payment of any dividend, there may be set aside out of the funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board shall think conducive to the interest of the Corporation, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII: CHECKS

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII: CORPORATE SEAL

The Corporation shall have no corporate seal.

ARTICLE IX: FISCAL YEAR

The fiscal year of the Corporation shall end on December 31 unless otherwise fixed by resolution of the Board of Directors.

ARTICLE X: AMENDMENTS

These Bylaws shall not be adopted, altered, amended or repealed except in accordance with the provisions of the Certificate of Incorporation and these Bylaws. Unless a different requirement is mandated by the Certificate of Incorporation or these Bylaws, adoption, alteration, amendment or repeal of these Bylaws requires the affirmative action of a majority of the directors then in office or the vote of the holders of not less than a majority of the Voting Stock, voting together as a single class, at an annual meeting of the stockholders or any special meeting of the stockholders.

ARTICLE XI: BOOKS AND RECORDS

Section 11.01. Books and Records.

The Board of Directors of the Corporation shall cause to be kept:

Section 11.01-a. A share register not more than one year old, giving the names and addresses of the stockholders, the number and classes held by each, and the dates on which the certificated or uncertificated shares were issued;

Section 11.01-b. Records of all proceedings of stockholders and directors; and

Section 11.01-c. Such other records and books of account as shall be necessary and appropriate to the conduct of the corporate business.

Section 11.02. Computerized Records.

Bylaws - Axon Enterprise, Inc.

The records maintained by the Corporation, including its share register, financial records, and minute books, may utilize any information storage technique, including, for example, computer memory or micro images, even though that makes them illegible visually, if the records can be converted, by machine and within a reasonable time, into a form that is legible visually and whose contents are assembled by related subject matter to permit convenient use by persons in the normal course of business.

Section 11.03. Examination and Copying by Stockholders.

Every stockholder of record of the Corporation shall have a right to examine, in person or by agent or attorney, at any reasonable time or times, at the place or places where usually kept, and upon the showing of a proper purpose, the Corporation's stock ledger, a list of its stockholders and its other books and records, and to make copies or extracts therefrom.

ARTICLE XII: LOANS AND ADVANCES

Section 12.01. Loans, Guarantees, and Suretyship.

The Corporation may lend money to, guarantee an obligation of, become a surety for, or otherwise financially assist a person, if the transaction, or a class of transactions to which the transaction belongs, is approved by the affirmative vote of a majority of the directors present at a lawfully convened meeting and such action: (a) is in the usual and regular course of business of the Corporation; (b) is with, or for the benefit of, a related corporation, an organization with which the Corporation has the power to make donations; (c) is with, or for the benefit of, an officer or other employee of the Corporation or a subsidiary, including an officer or employee who is a director of the Corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the Corporation; or (d) has been approved by the affirmative vote of the holders of ~~seventy-five percent (75%)~~ not less than a majority of the Voting Stock, voting together as a single class. The loan, guarantee, or other assistance may be with or without interest and may be unsecured or may be secured in any manner that a majority of the Board of Directors approves, including, without limitation, a pledge of or other security interest in shares of the Corporation.

Section 12.02. Advances to Officers, Directors, and Employees.

The Corporation may, without a vote of the directors, advance money to its directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

ARTICLE XIII: INDEMNIFICATION

Section 13.01. Directors and Officers

Section 13.01-a. Indemnity in Third-Party Proceedings. The Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 13.01- a if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding (other than a proceeding by or in the right of the Corporation to procure a judgment in its favor), against all expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director or officer in connection with such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, the director or officer, in addition, had no reasonable cause to believe that

Bylaws - Axon Enterprise, Inc.

the director's or officer's conduct was unlawful; provided, however, that the director or officer shall not be entitled to indemnification under this Section 13.01-a: (1) in connection with any proceeding charging improper personal benefit to the director or officer in which the director or officer is adjudged liable on the basis that personal benefit was improperly received by the director or officer unless and only to the extent that the court conducting such proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, or (2) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless: (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (C) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.

Section 13.01-b. Indemnity in Proceedings by or in the Right of the Corporation. The Corporation shall indemnify its directors and officers in accordance with the provisions of this Section 13.01-b if the director or officer was or is a party to, or is threatened to be made a party to, any proceeding by or in the right of the Corporation to procure a judgment in its favor, against all expenses actually and reasonably incurred by the director or officer in connection with the defense or settlement of such proceeding if the director or officer acted in good faith and in a manner the director or officer reasonably believed was in or not opposed to the best interests of the corporation; provided, however, that the director or officer shall not be entitled to indemnification under this Section 13.01-b: (1) in connection with any proceeding in which the director or officer has been adjudged liable to the Corporation unless and only to the extent that the court conducting such proceeding, or the Delaware Court of Chancery, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnification for such expenses as such court shall deem proper, or (2) in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the Corporation or its directors, officers, employees or other agents unless (A) such indemnification is expressly required to be made by law, (B) the proceeding was authorized by the Board of Directors, or (A) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Delaware General Corporation Law.

Section 13.02. Employees and Other Agents

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article XIII to directors and officers of the Corporation.

Section 13.03. Good Faith.

Section 13.03-a. For purposes of any determination under this Article XIII, a director or officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding to have had no reasonable cause to believe that his or her conduct was unlawful, if his or her action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

1.	one or more officers or employees of the Corporation whom the director or officer believed to be reliable and competent in the matters presented;
2.	counsel, independent accountants or other persons as to matters which the director or officer believed to be within such person's professional or expert competence; or

Bylaws - Axon Enterprise, Inc.

3.	with respect to a director, a committee of the Board of Directors upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

Section 13.03-b. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his or her conduct was unlawful.

Section 13.03-c. The provisions of this Section 13.03 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

Section 13.04. Advances of Expenses

The Corporation shall pay the expenses incurred by its directors or officers in any proceeding (other than a proceeding brought for an accounting of profits made from the purchase and sale by the director or officer of securities of the corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law) in advance of the final disposition of the proceeding at the written request of the director or officer, if the director or officer: (a) furnishes the Corporation a written affirmation of the director's or officer's good faith belief that the director or officer is entitled to be indemnified under this Article XIII, and (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the director or officer is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the director or officer but need not be secured. Advances pursuant to this Section 13.04 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in clauses (a) and (b) above, and shall be made without regard to the director's or officer's ability to repay the amount advanced and without regard to the director's or officer's ultimate entitlement to indemnification under this Article XIII. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this Section 13.04 or of other liability incurred by the director or officer in connection with any proceeding.

Section 13.05. Enforcement

Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Article XIII shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any director or officer may enforce any right to indemnification or advances under this Article XIII in any court of competent jurisdiction if: (a) the Corporation denies the claim for indemnification or advances, in whole or in part, or (b) the Corporation does not dispose of such claim within 45 days of request therefor. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 13.01 of this Article XIII) that the director or officer is not entitled to indemnification under this Article XIII. However, except as provided in Section 13.12 of this Article XIII, the Corporation shall not assert any defense to an action brought to enforce a claim for advancement of expenses pursuant to Section 13.04 of this Article XIII if the director or officer has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent legal

Bylaws - Axon Enterprise, Inc.

counsel) to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the director or officer has not met such applicable standard of conduct, shall be asserted as a defense to the action or create a presumption that the director or officer is not entitled to indemnification under this Article XIII or otherwise. The director's or officer's expenses incurred in connection with successfully establishing such person's right to indemnification or advances, in whole or in part, in any proceeding shall also be paid or reimbursed by the Corporation.

Section 13.06. Non-Exclusivity of Rights

The rights conferred on any person by this Article XIII shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office. The Corporation is authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

Section 13.07. Survival of Rights

The rights conferred on any person by this Article XIII shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 13.08. Insurance

To the fullest extent permitted by the Delaware General Corporation Law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article XIII.

Section 13.09. Amendments

Any repeal or modification of this Article XIII shall only be prospective and shall not affect the rights under this Article XIII in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any director, officer, employee or agent of the Corporation.

Section 13.10. Savings Clause

If this Article XIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Article XIII that shall not have been invalidated, or by any other applicable law.

Section 13.11. Certain Definitions

For the purposes of this Article XIII, the following definitions shall apply:

Bylaws - Axon Enterprise, Inc.

Section 13.11-a. The term “proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise, and whether of a civil, criminal, administrative or investigative nature, in which the director or officer may be or may have been involved as a party, witness or otherwise, by reason of the fact that the director or officer is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Article XIII.

Section 13.11-b. The term “expenses” includes, without limitation thereto, expenses of investigations, judicial or administrative proceedings or appeals, attorney, accountant and other professional fees and disbursements and any expenses of establishing a right to indemnification under this Article XIII, but shall not include amounts paid in settlement by the director or officer or the amount of judgments or fines against the director or officer.

Section 13.11-c. References to “other enterprise” include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article XIII.

Section 13.11-d. References to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article XIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

Section 13.11-e. The meaning of the phrase “to the fullest extent permitted by law” shall include, but not be limited to: (i) to the fullest extent authorized or permitted by any amendments to or replacements of the Delaware General Corporation Law adopted after the date of this Article XIII that increase the extent to which a corporation may indemnify its directors and officers, and (ii) to the fullest extent permitted by the provision of the Delaware General Corporation Law that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Delaware General Corporation Law.

Section 13.12. Notification and Defense of Claim

As a condition precedent to indemnification under this Article XIII, not later than 30 days after receipt by the director or officer of notice of the commencement of any proceeding the director or officer shall, if a claim in respect of the proceeding is to be made against the Corporation under this Article XIII, notify the Corporation in writing of the commencement of the proceeding. The failure to properly notify the Corporation shall not relieve the Corporation from any liability which it may have to the director or officer otherwise than under this Article XIII. With respect to any proceeding as to which the director or officer so notifies the Corporation of the commencement:

Bylaws - Axon Enterprise, Inc.

Section 13.12-a. The Corporation shall be entitled to participate in the proceeding at its own expense.

Section 13.12-b. Except as otherwise provided in this Section 13.12, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the proceeding, with legal counsel reasonably satisfactory to the director or officer. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article XIII for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (1) the director or officer reasonably concludes that there may be a conflict of interest between the Corporation and the director or officer in the conduct of the defense of the proceeding, or (2) the Corporation does not use legal counsel to assume the defense of such proceeding. The Corporation shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Corporation or as to which the director or officer has made the conclusion provided for in (1) above.

Section 13.12-c. If two or more persons who may be entitled to indemnification from the Corporation, including the director or officer seeking indemnification, are parties to any proceeding, the Corporation may require the director or officer to use the same legal counsel as the other parties. The director or officer shall have the right to use separate legal counsel in the proceeding, but the Corporation shall not be liable to the director or officer under this Article XIII for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the director or officer reasonably concludes that there may be a conflict of interest between the director or officer and any of the other parties required by the Corporation to be represented by the same legal counsel.

Section 13.12-d. The Corporation shall not be liable to indemnify the director or officer under this Article XIII for any amounts paid in settlement of any proceeding effected without its written consent, which shall not be unreasonably withheld. The director or officer shall permit the Corporation to settle any proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the director or officer without such person's written consent.

Section 13.13. Exclusions

Notwithstanding any provision in this Article XIII, the Corporation shall not be obligated under this Article XIII to make any indemnification in connection with any claim made against any director or officer: (a) for which payment is required to be made to or on behalf of the director or officer under any insurance policy, except with respect to any excess amount to which the director or officer is entitled under this Article XIII beyond the amount of payment under such insurance policy; (b) if a court having jurisdiction in the matter finally determines that such indemnification is not lawful under any applicable statute or public policy; (c) in connection with any proceeding (or part of any proceeding) initiated by the director or officer, or any proceeding by the director or officer against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless: (1) the Corporation is expressly required by law to make the indemnification; (2) the proceeding was authorized by the Board of Directors of the Corporation; or (3) the director or officer initiated the proceeding pursuant to Section 13.05 of this Article XIII and the director or officer is successful in whole or in part in such proceeding; or (d) for an accounting of profits made from the purchase and sale by the director or officer of securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

Bylaws - Axon Enterprise, Inc.

Section 13.14. Subrogation

In the event of payment under this Article XIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer. The director or officer shall execute all documents required and shall do all acts that may be necessary to secure such ri2hts and to enable the Corporation effectively to bring suit to enforce such rights.

ARTICLE XIV: DEFINITIONS AND USAGE

Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and word; of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

The undersigned, Secretary of the Corporation, hereby certifies that the foregoing is a true and complete copy of the Corporation's Bylaws as amended effective August 5, 2022 and the same have not been modified and remain in full force and effect on the date of this certificate.

***

By: ________________________

Name: Isaiah Fields

Title: Secretary

Bylaws - Axon Enterprise, Inc.